SERVICES AGREEMENT


         This Services Agreement (this "Agreement") is entered into as of this 15th day of November, 1999 (the "Effective Date"), by and between BHP Minerals International Inc, a Delaware corporation ("BHP"), and Altair International Inc., an Ontario corporation ("Altair").

                                    Recitals:

         A. BHP and Altair have entered into an Asset Purchase and Sale Agreement dated of even date herewith (the "Asset Purchase Agreement"), pursuant to which Altair has purchased certain "Assets" (as defined in the Asset Purchase Agreement) related to the production of titanium dioxide and other products from various feed materials. Capitalized terms used in this Agreement without definition shall have the respective meanings set forth in the Asset Purchase Agreement.

         B. The Assets are located at an office and manufacturing facility owned by BHP and located at 204 Edison Way, Reno, Nevada. BHP has leased portions of such facility (such leased portions, including common areas, the "Facility") to Altair pursuant to a Lease Agreement dated as of even date herewith.

         C. The individuals presently operating the Assets to develop the Technology are employed by BHP. BHP desires to provide to Altair the services necessary to operate the Assets and develop the Technology, and Altair desires to utilize such services provided by BHP, subject to the terms and conditions of this Agreement.


                                   Agreement:

         NOW, THEREFORE, for and in consideration of the covenants and agreements hereinafter set forth and Altair's payment of the Purchase Price, the receipt and legal sufficiency of which are hereby acknowledged, BHP and Altair hereby agree as follows:

         1. Term. The term (the "Term") of this Agreement shall be for a period commencing on the Effective Date and continuing until December 31, 2000.

         2. Services. BHP shall provide to Altair the development and operation services described in this Section 2 (the "Services") on a full-time basis during the Term, subject to the terms and conditions of this Agreement. Subject to the limitations of Section 6(a), the Services shall include use of the Assets to continue testing of the Technology, augmentation of the test results and all other services necessary to develop the Technology and operate the Assets in a manner consistent with the operation of the Assets during the six-month period prior to the commencement of the Term. BHP shall provide such Services in consideration of the Purchase Price paid by Altair for the Assets, and, except as provided in Section 9, Altair shall not be required to pay any additional fees for the Services. BHP warrants that all employees providing the Services are qualified, competent and experienced in their respective capacities and possess and maintain valid certification of training associated with their respective fields of expertise.

         3. Standard of Performance. BHP shall perform the Services with due diligence and care, in a good and workmanlike manner, in accordance with best industry standards, without undue delays and in conformity in all respects with


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

the terms and conditions of this Agreement. BHP shall ensure that the employees providing the Services comply with all applicable laws and regulations and local customs as well as with the employment contract between the employee and BHP and that they do not engage in any activities which may be prejudicial to the maintenance of harmonious relations between Altair and/or BHP and/or governmental, local or other authorities. The presence of any of Altair's personnel and any supervisory activity carried out by them shall not relieve BHP of any of its obligations, liability, or responsibilities in respect of performance of the Services.

         4. Safety, Health and Environment. BHP shall, and shall ensure that all BHP's employees shall, at all times, strictly observe and comply with BHP's Safety Policy as the same may be amended from time to time, a current copy of which has previously been supplied to Altair and addresses both safety and environmental issues (the "Safety Policy"). BHP covenants and agrees that it shall provide to Altair a copy of any revision or modification of the Safety Policy not less than twenty (20) days prior to the effective date of the revision or modification.

         5.  Equipment.  Altair shall make  available to BHP the  equipment  and other items described as the "Tangible Assets" on Exhibit A to the Asset Purchase Agreement (the "Equipment"). BHP shall make available for Altair's use a Jeol scanning electron microscope located at the Facility and shall maintain such microscope in accordance with the following sentence. BHP shall maintain the Equipment and any other machinery or tools used by BHP to provide the
Services in accordance with industry practice and to the manufacturer's specifications. Any maintenance work or repairs deemed necessary for safe and efficient operation of the Equipment in accordance with this Agreement shall be performed by BHP; provided, however, Altair shall pay or reimburse BHP for all reasonable service, maintenance and repair fees charged by third-party independent contractors if, and to the extent, Altair approved the use of a third-party contractor to provide such service, maintenance or repair and the amount of the fee is supported by adequate documentation. Altair may inspect the Equipment at any time or from time to time.

         6.       Termination of Employment.

                  (a) Voluntary  Termination.  Notwithstanding the provisions of
Section 2, in the event any employee identified as a Service Provider on Exhibit A (each such employee, any substitutes for any such employee, and each other employee or agent of BHP that provides any of the Services to Altair under this Agreement a "Service Provider") voluntarily terminates his or her employment relationship with BHP during the Term, BHP shall have no obligation to continue to provide the Services previously provided by such Service Provider. Altair may, at its discretion, hire, as its own employee and at its own expense, a replacement for any Service Provider who voluntarily terminates his or her employment with BHP. In such event, Altair shall be responsible for compliance with applicable laws and statutes, whether local, state or federal, relating to Altair's employment of such individuals.

                  (b)  Involuntary  Termination.  During the Term, BHP shall not
(i) terminate, constructively or actually, its employment relationship with any Service Provider, except as required by Section 6(d) below, (ii) encourage, advise, coerce or provide any financial or other incentive for any Service Provider to terminate his or her employment with BHP, (iii) reduce the wages, salary or any other benefits of any Service Provider. If the employment of any Service Provider is terminated in violation of the preceding sentence, BHP shall promptly hire and train a substitute Service Provider at no expense to Altair.

                  (c) Notice and Training. BHP shall give Altair a minimum of fourteen (14) days advance notice of the termination of any Service Provider's employment with BHP (which notice shall specify the cause of such termination) or, if BHP has fewer than fourteen (14) days advance notice, BHP shall give Altair notice as promptly as reasonably possible upon learning of such termination. Altair and BHP shall cooperate in the training of any employee hired by Altair or BHP to provide the Services previously provided by a Service Provider whose employment relationship with BHP has been voluntarily or involuntarily terminated. Altair may terminate its use of any or all of the Services at any time during the Term for any reason; provided that, in the event Altair completely terminates its use of all Services provided by an identifiable Service Provider, BHP may terminate the employment of such Service Provider without hiring or training a substitute Service Provider.

                  (d) Mandatory Termination. No later than October 15, 2000, Altair shall provide BHP with a list of the Service Providers Altair intends to hire following the expiration of the Term. BHP shall terminate its employment relationship with each employee on said list on or before the last day of the Term and shall not solicit or otherwise attempt to hire any such employee for a period of one year after the expiration of the Term; provided, however, BHP's obligations under this subsection (d) are conditioned upon Altair's extension to all such employees at least five days prior to the end of the Term of an offer of employment on terms and conditions commensurate with such employee's experience and abilities and Altair's status as a development stage company.

         7. Altair Not Employer. Nothing in this Agreement creates an employment relationship between Altair and any Service Provider. BHP shall at all times retain all Service Providers in its employment and remain liable to fulfill its contractual and other legal obligations to them. BHP shall pay the salaries of the Service Providers, withhold and pay any taxes related to the employment of such Service Providers, carry all related workers compensation, unemployment and other employee-related insurance required by law for the Service Providers, and, except as inconsistent with this Agreement, fulfill all other obligations of an employer with respect to each of the Service Providers. In order to clarify to the Service Providers that they are employees of BHP, BHP shall give written notice to each Service Provider stating that, although he or she is requested to perform the Services for Altair's benefit pursuant to this Agreement, he or she shall at all times during the Term remain in the employment of BHP. Neither BHP nor Altair shall take a contrary position in any filing, lawsuit, hearing, application, or any other document or proceeding.

      (a) This Service Agreement is not intended to nor does it create any third party beneficiary relationship between any Service Provider, and with either BHP or Altair.

         8. Offers of Employment. Altair may, at its discretion, extend an offer of employment to any Service Provider at any time during or following the Term on any terms or conditions it deems appropriate. BHP hereby consents to, and waives any claims with respect to, any such offer of employment by Altair to any of the Service Providers. This Agreement shall not create, or purport to create, any obligation on the Service Providers to accept employment with Altair or for BHP to cause any Service Provider to accept employment with Altair. Altair may hire persons other than the Service Providers to work on the Assets at any time, and from time to time, during or after the Term.

         9. Additional Costs. In the event Altair causes a Service Provider to work overtime, Altair shall reimburse BHP the additional salary BHP is required to pay such Service Provider as a result of such overtime. BHP shall have no obligation to pay any bonus to any Service Provider, except any bonus that may be required by any agreement between BHP and a Service Provider.

         10. Employee Additional Time. At any time that Altair is not using the services provided by any Service Provider, BHP may cause such Service Provider to work on projects of BHP unrelated to the Assets or Technology (as defined in the Asset Purchase Agreement); provided, however, Altair may, at any time, without notice, cause BHP to redirect the services of such Service Provider to the development or operation of the Assets.

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


                                                                    Exhibit 10.3

         11.      Direction of Service Providers.

                  (a) BHP shall be responsible for the day-to-day supervision, direction, instruction and training of the Service Providers, and the Service Providers shall remain subject to all rules, regulations and limitations governing employees of BHP. Notwithstanding the foregoing, upon Altair's request, BHP shall redirect the efforts of a Service Provider from one or more tasks to one or more different tasks.

                  (b) BHP hereby authorizes Altair to act on its behalf, as its designated agent, to enforce strict discipline and good order and to remove from the Facility any person employed by BHP who is incompetent, disorderly or intemperate, or who violates the Safety Policy. Altair shall not be liable to BHP for any costs incurred by BHP resulting from such removal, including any indemnity or compensation or replacement cost.

                  (c) Each of Altair and BHP shall use commercially reasonable efforts to ensure that their employees do not interfere with the operations of the other entity.

         12. Representations and Warranties. BHP represents and warrants to Altair as follows:

                  (a) Benefit Plans. Altair will at no time have any obligation or liability, either immediately or upon the occurrence of a subsequent event, to any Service Provider under any Benefit Plan (as hereinafter defined) as a result of either the consummation of the transaction contemplated by the Asset Purchase Agreement or Altair's use of the Services pursuant to this Agreement. "Benefit Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workers' compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, established, arranged or maintained by BHP or any corporate group of which BHP is or was a member, to which BHP contributes or has contributed, or under which any employee, officer, director or former employee, officer or director of BHP or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

                  (b) Labor Matters. None of the Service Providers has filed or, to BHP's Knowledge, threatened to file, any action against BHP under the Fair Labor Standards Act, the Occupational Safety and Health Act, or any other law, regulation, order or other legal requirement governing the conditions of such person's employment with BHP, and there is no basis or ground for any such claim. None of the Service Providers is employed with BHP pursuant to any collective bargaining agreement or other labor contract. There has not been, and, to the Knowledge of BHP, there is not presently pending, existing or threatened, any strike, slowdown, or picketing, and there is no work stoppage, by any of the Service Providers or labor arbitration or proceeding in respect of the grievance of any Service Provider. With respect to each of the Service Providers, BHP is, and will be throughout the Term, in material compliance with all applicable laws relating to the employment of such Service Provider, including provisions thereof relating to wages, insurance, occupational safety and health, hours, equal opportunity, collective bargaining, age and sex discrimination and the withholding and payment of social security and other taxes.

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

                  (c) Services and Service Providers. The Services described on in Section 2 above are all of the services necessary to utilize, operate and develop the Assets in the same manner, and at the same level, as BHP has utilized and operated the Assets and developed the Technology during the six calendar months prior to the date first set forth above. Other than services provided by management of BHP or independent contractors, BHP does not use any services in connection with its utilization and operation of the Assets and its development of the Technology. The Service Providers described on Exhibit A are all of thepersonnel necessary to utilize and operate the Assets and develop the Technology in the same manner, and at the same level, as BHP has utilized and operated the Assets and developed the Technology during the six calendar months prior to the date first set forth above.

                  (d) Employment Agreements, Except as set forth on Exhibit B hereto, BHP has not entered into, and is not bound by, any agreement, judgment, order or other obligation (written or oral) with respect to the employment of, or provision of benefits to, any of the Service Providers.

         13.      Confidentiality and Inventions.

                  (a) Neither Seller nor any of the Service Providers shall at any time during the term or thereafter use for the benefit of any person other than Altair or disclose directly or indirectly to any person or entity not in the employ of Altair any Altair Confidential Information (as hereinafter defined).

                  (b) All technical advances, improvements, developments, substitutions and/or modifications by BHP, Altair or any Service Provider which
(i) are reduced to practice, (ii) relate to the Technology and (iii) originate with the work of any Service Provider or any other person working at the Facility for the benefit of Altair shall be the sole property of Altair and shall be deemed to be "Altair Confidential Information."

                  (c) As requested by Altair, BHP shall use its best efforts to cause each of the Service Providers to enter into an agreement in a form designated by Altair reflecting the confidentiality and ownership provisions of this Section 13 and prohibiting such Service Provider from competing with Altair, the Technology or the Assets for a period of two (2) years following the later of termination of such Service Provider's employment with BHP or, if such Service Provider is subsequently hired by Altair, termination of such Service Provider's employment with Altair. A copy of BHP's Employee Confidential Information and Inventions Agreement is attached hereto as Exhibit C and BHP has entered into such an Agreement with each Service Provider.

                  (d) BHP shall not permit persons other than the Service Providers or Altair full-time employees to visit the Facility without the express written consent of Altair.

                  (e) "Altair Confidential Information" means (i) any and all patents, process, technical data, know-how, intellectual property, trade secrets, operating instructions and any additional information with respect to the Assets, and (ii) any and all technical data, patents, processes, know-how, intellectual property, trade secrets, operating instructions and any additional information which relates to research, products, services, hardware or software, developments, inventions, processes, designs, drawings, engineering, business plans, marketing or finances of Altair; provided, however, Altair Confidential Information shall not include information that (i) is or becomes generally usable by the public other than as a result of a disclosure by Seller or a Service Provider, (ii) was in the possession of BHP or a Service Provider on a


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


non-confidential basis prior to its disclosure by Altair (other than information related to the Assets), or (iii) was given to BHP or a Service Provider by a person who is not otherwise bound by a confidentiality agreement with Altair or is not otherwise prohibited from transmitting the information to BHP or a Service Provider.

         14. Amounts Payable. Any amounts that come to be owed under this Agreement shall be due and payable within thirty (30) days of the receipt by the payor of an invoice detailing the amount owed and providing reasonable supporting documentation.

         15. Default. If either party shall breach or default under any of its representations, warranties or covenants contained in this Agreement, the non-defaulting party shall give written notice of such breach or default to the defaulting party, after which the defaulting party shall have fifteen days to cure the default or breach. If the defaulting party shall not cure such default or breach within fifteen days, the non-defaulting party shall be entitled to pursue any remedy available at law or equity, including the indemnification relief set forth in Sections 16 and 17 below. Notwithstanding anything in this
Section 15 to the contrary, the notice requirement and fifteen day right to cure provided for in this Section 14 shall not apply if the non-defaulting party has been sued or is threatened with legal action as a result of the alleged breach or default. In addition, the fifteen day cure period shall not apply to a breach by Seller or any Service Provider of the covenants contained in 13 hereof.

         16. Indemnification by BHP. BHP unconditionally, absolutely and irrevocably agrees to and shall defend, indemnify and hold harmless Altair from and against, and shall reimburse Altair for, each and every Loss (as defined in the Asset Purchase Agreement) paid, imposed on or incurred by Altair, directly or indirectly, relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty or any breach or nonfulfillment of any covenant, agreement or other obligation of BHP under this Agreement, or (b) any Loss, injury or damage that arises from the activities of any Service Provider while such Service Provider is acting under BHP's supervision and direction or on any project other than the operation or development of the Assets. The provisions of Section 7.2 (other than the first sentence) and Section 7.4 of the Asset Purchase Agreement shall apply to any claim of indemnification made under this Section. The provisions of this Section 16 shall not be construed to relieve any insurer of its obligations to pay any insurance claims in accordance with the provisions of any valid insurance policy.

         17. Indemnification by Altair. Altair unconditionally, absolutely and irrevocably agrees to and shall defend, indemnify and hold harmless BHP from and against, and shall reimburse BHP for, each and every Loss paid, imposed on or incurred by BHP, directly or indirectly, relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty or any breach or nonfulfillment of any covenant, agreement or other obligation of Altair under this Agreement, or (b) any Loss, injury or damage that arises from the activities of any Service Provider while such Service Provider is acting under Altair's direct supervision. The provisions of Section 7.3 (other than the first sentence) and Section 7.4 of the Asset Purchase Agreement shall apply to any claim of indemnification made under this Section. The provisions of this Section 17 shall not be construed to relieve any insurer of its obligations to pay any insurance claims in accordance with the provisions of any valid insurance policy.

         18. Insurance. Each of Altair and BHP shall provide and keep in force until this Agreement is terminated (i) Comprehensive General Liability Insurance with a limit of liability of not less than $2,000,000, combined single limit, per occurrence, for bodily injury and property damage, and (ii) Comprehensive


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


Automobile   Liability  Insurance  covering  all  vehicles,   hired,  owned  and
non-owned, with a limit of liability of not less than the minimum required by Nevada law per occurrence for bodily injury and property damage.

         19.  Amendment  and  Modification.   This  Agreement  may  be  amended,
modified, terminated, rescinded or supplemented only by written agreement signed by the parties hereto.

         20. Waiver; Consents. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by each party affected thereby only by a written instrument signed by the party granting such waiver. No waiver, or failure to insist upon strict compliance, by any party of any term or condition or any breach of any term or condition contained in this Agreement, in any one or more instances, shall be construed to be a waiver of, or estoppel with respect to, any other term or condition or any other breach of the same.

         21. Effect of Expiration/Termination. Following the expiration or termination of this Agreement, the parties shall no longer be bound by the terms and conditions hereof except, (a) to the extent necessary for the payment or reimbursement for funds advanced before such expiration or termination, (b) obligations of the parties hereunder with respect to confidentiality and indemnification, which shall survive the expiration or termination of this Agreement; and (c) to the extent necessary to enforce the rights and obligations of the parties arising before such expiration or termination or, if pursuant to clauses (a) or (b).

         22. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when (i) delivered personally, or (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed by regular or express mail or (iii) received by the addressee, if sent by Express Mail, Federal Express or other express delivery service or (iv) three (3) days after being sent by registered or certified mail, return receipt requested, in each case to the other party at the following addresses and telecopier numbers (or to such other address or telecopier number for a party as shall be specified in writing; provided that notices of a change of address or telecopier number shall be effective only upon receipt thereof):

         if to BHP, to:

                  BHP Minerals International Inc.
                  204 Edison Way
                  Reno, Nevada 89502
                  Attn: General Manager
                  Facsimile: (775) 856-1619

         if to Altair, to:

                  Altair International Inc.
                  1725 Sheridan Avenue, Suite 140
                  Cody, Wyoming 82414
                  Attn: President
                  Facsimile: (307) 587-8357

         with a copy to :


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


                  Mineral Recovery Systems
                  230 South Rock Boulevard
                  Suite 21
                  Reno, Nevada 89502
                  Attn: Chief Financial Officer
                  Facsimile (775) 857-1920


         23. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party hereto.

                                                                    Exhibit 10.3

         24. Severability. Any provision hereof prohibited by or deemed unlawful or unenforceable under any applicable law of any jurisdiction shall, as to such jurisdiction, be ineffective without affecting any other provision of this Agreement. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms. In the event that any term or provision of this Agreement shall be held invalid by a competent court or government agency, the remainder of this Agreement shall not be affected thereby and the parties hereto shall continue to be bound by the remaining terms hereof. In such event, the relevant term or provision (or should such term(s) or provision(s) be a crucial element of this Agreement, then the entire Agreement) shall be renegotiated by the parties in a good faith effort to achieve mutual agreement consistent with such holding and the parties shall continue to perform under this Agreement in a manner consistent with its intent and objectives.

         25. Governing Law. This Agreement shall be deemed to have been executed in the State of Nevada and shall be governed by the laws of the State of Nevada, (regardless of the laws that might otherwise govern under applicable Nevada principles of conflicts of law) as to all matters, including matters of validity, construction, effect, performance, and remedies. The parties hereby submit to the jurisdiction of the courts in the State of Nevada and the United States District Court, District of Nevada, any claims or lawsuits arising form this Agreement, and waive any objections based on inconvenient forum.

         26. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement may be executed by facsimile signatures, each of which will be deemed an original.

         27. Entire Agreement. This Agreement, including the instruments, memoranda, certificates, schedules, exhibits, and other documents referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, including without limitation, the Letter Agreement dated September 23, 1999 between BHP and Altair.

         28. Attorneys' Fees. In the event any party hereto institutes an action against any other party hereto for a claim arising out of or to enforce this

Agreement, the party that prevails shall be entitled to recover reasonable attorneys' fees, costs and expenses incurred, in addition to any other relief to which they may be entitled.

         29. Construction. This Agreement shall be construed as though all parties had drafted it. The boldfaced section descriptions shall be and are for reference only and shall not be deemed to alter to limit the meaning of this Agreement in any way.

         30. Non-Exclusivity of Remedies. The rights and remedies of the parties hereto shall not be mutually exclusive, and the exercise of one or more of the provisions of this Agreement shall not preclude the exercise of any other provision. Each of the parties confirms that damages at law may be an inadequate remedy for a breach or threatened breach of any of the provisions hereof. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, and nothing herein contained is intended to or shall limit or affect any rights at law or by statute or otherwise of any party hereto as against the other party for a breach or threatened breach of any provision hereof.

         31. Nature of Relationship. Nothing contained in this Agreement shall be deemed to create a partnership, joint venture, agency or fiduciary relationship of any kind between BHP and Altair. Neither Altair no BHP shall have authority to act for, bind, create or assume any obligation or responsibility on behalf of the other party.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.


                               "Altair"

                                        Altair International Inc.,
                                        an Ontario corporation

                                        By:
                                        Its:


                               "BHP"

                                        BHP Minerals International Inc.,
                                        a Delaware corporation

                                        By:
                                        Its:

                                                   Exhibit 10.3

                                    Exhibit A
                                       to
                               Services Agreement

                                Service Providers
                                -----------------


Name                                     Position
----                                     --------
Brief, Kevin                             Met. Technician
Burkholder, Jim                          Sr. Technician
Chou, Ka-Leung                           Met.Engineer
Dobson, Jerry                            Sr. Process Engineer
Duyvesteyn, Willem                       General Manager
Ellsworth, Doug                          Manager, Tech. Support
Fox, Bill                                Lab Supervisor
Franzen, Gus                             Mechanic's Assistant
Lutch, Jamie                             Met. Engineer
Membrado, Jackie                         Technician
Ortega, Ed                               Engineer
Prochazka, Jan                           Met. Engineer
Sabacky, Bruce                           Manager Process Development
Schauer, Ed                              Chemist
Spitler, Tim                             Sr. Project Engineer
Verhulst, Dirk                           Sr. Met Engineer
VreNon, Anita                            Office Supervisor
West-Sells, Paul                         Met. Engineer

                                                                    Exhibit 10.3

                                    Exhibit B
                                       to
                               Services Agreement

                             Employment Arrangements

         All of the Service Providers are employed by BHP on an at-will basis that is terminable by either party at any time without notice or penalty. BHP has not entered into any written agreement with respect to the employment of any Service Provider.


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